Exhibit 10.35
GULFPORT ENERGY CORPORATION
2021 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT (the “Agreement”) is effective as of [●] (the “Grant Date”), by and between Gulfport Energy Corporation, a Delaware corporation (the “Company”), and [●] (the “Grantee”).
The Company has adopted the Gulfport Energy Corporation 2021 Stock Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), by this reference made a part hereof, for the benefit of eligible employees and consultants of the Company and its Related Companies, and members of the Board of Directors of the Company. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.
Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it would be in the interest of the Company and its stockholders to grant the Restricted Stock Units provided herein in order to provide the Grantee with the potential to earn additional remuneration for services rendered, to encourage the Grantee to remain in the employ of the Company or its Related Companies and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.Grant of RSUs. Pursuant to the Plan and subject further to the terms and conditions herein, the Company and the Grantee enter into this Agreement pursuant to which the Company grants to Grantee [●] Restricted Stock Units (the “RSUs”), where each RSU represents the right to receive one share of Common Stock or the cash equivalent thereof.
2.Vesting of RSUs. The RSUs shall vest as follows: (i) 1/3 of the RSUs shall vest on the first anniversary of the Grant Date, (ii) 1/3 of the RSUs shall vest on the second anniversary of the Grant Date, and (iii) 1/3 of the RSUs shall vest on the third anniversary of the Grant Date, in each case, subject to the Grantee’s continuous employment or service with the Company or any Related Company through each such vesting date (each, and any earlier vesting date pursuant to Section 4(a), a “Vesting Date”).
3.Settlement of RSUs. Any RSUs that vest pursuant to Section 2 or Section 4 hereof shall be settled as soon as practicable following the applicable Vesting Date, but in no event later than thirty (30) days (or such shorter time period specified in Section 4) following such Vesting Date. Upon such settlement the Company shall deliver to the Grantee (i) certificates representing the applicable number shares of Common Stock or cause the applicable number of shares of Common Stock to be evidenced in book-entry form in the Grantee’s name in the stock register of the Company maintained by the Company’s transfer agent, (ii) cash equal to the Fair Market Value of the applicable number of shares of Common Stock on such date, or (iii) any combination of (i) and (ii).

4.Termination of Employment or Service. Subject to Section 4(a) below, if the Grantee ceases employment or service to the Company or the applicable Related Company for any reason, any unvested RSUs will be immediately forfeited and cancelled, and the Grantee will thereupon cease to have any right or entitlement to receive any shares of Common Stock under this Agreement.
(a)Notwithstanding the foregoing,
(i)upon a termination of the Grantee’s employment or service with the Company or applicable Related Company (x) due to death or Disability, or (y) by the Company or applicable Related Company without Cause or due to a resignation by Grantee for Good Reason, one-hundred percent (100%) of the RSUs shall vest as of the date of such termination (which shall be considered a Vesting Date for purposes of Section 3) and be settled pursuant to Section 3 hereof. For purposes of this Agreement, “Good Reason” shall mean (x) with respect to any Grantee who is a party to a written employment agreement between the Grantee and the Company or any Related Company (an “Employment Agreement”) and which Employment Agreement provides for a definition of Good Reason, as defined therein, and (y) with respect to all other Grantees, the occurrence of one of the following events: (A) elimination of Grantee’s job position or material reduction in duties and/or reassignment of Grantee to a new position of materially less authority; (B) a material reduction in Grantee’s base salary, other than a general reduction in base salary that affects all similarly situated employees in substantially the same proportions; or (C) a requirement that Grantee relocate to a location outside of a fifty (50) mile radius of the location of his or her office or principal base of operation as of the Grant Date. Notwithstanding the foregoing, Grantee will not be deemed to have terminated for Good Reason unless (1) Grantee provides written notice to the Company of the existence of one of the conditions described above within ninety (90) days after Grantee has knowledge of the initial existence of the condition, (2) the Company fails to remedy the condition so identified within thirty (30) days after receipt of such notice (if capable of correction), (3) Grantee provides a notice of termination to the Company within thirty (30) days of the expiration of the Company’s period to remedy the condition specifying an effective date for Grantee’s termination, and (4) the effective date of Grantee’s termination of employment is within ninety (90) days after Grantee provides written notice to the Company of the existence of the condition referred to in clause (1); or
(ii)upon the occurrence of a Change in Control, (x) to the extent the RSUs are not assumed by the surviving entity in connection with such Change in Control, one-hundred percent (100%) of the RSUs shall vest as of the date of such Change in Control (which shall be considered a Vesting Date for purposes of Section 3) and be settled pursuant to Section 3 hereof; and (y) to the extent the RSUs are assumed by the surviving entity in connection with such Change in Control, upon the termination of Grantee’s employment or service due to death or

Disability, by the Company or a Related Company without Cause or due to a resignation by Grantee for Good Reason within the twenty-four (24) month period following such Change in Control, one-hundred percent (100%) of the RSUs shall vest as of the date of such termination and be settled pursuant to Section 3 hereof. Notwithstanding the foregoing, in the event of (A) a change in the composition of the Board such that, for a period of thirty (30) days, the majority of the members of the Board (x) are no longer considered “independent” under the applicable listing standards or rules of the securities exchange upon which the Common Stock is traded, or (y) have a financial relationship with, or are otherwise not independent of, any Person that beneficially owns stock representing more than thirty-five percent (35%) of the total combined voting power of all classes of stock of the Company, or (B) the consummation of any transaction resulting in any Person who was a stockholder of the Company prior to such transaction becoming the Beneficial Owner, directly or indirectly, of more than seventy-five percent (75%) of the total combined voting power of all classes of stock of the Company (either such event, a “Special CiC Event”), one-hundred percent (100%) of the RSUs shall immediately vest as of the date of the Special CiC Event and be settled as soon as practicable following the date of the Special CiC Event, but in no event later than ten (10) days following the Special CiC Event.
5.No Ownership Rights Prior to Issuance of Shares of Common Stock; Dividend Equivalents.
(a)Neither the Grantee nor any other person shall become the beneficial owner of the shares of Common Stock underlying the RSUs, nor have any rights of a shareholder (including, without limitation, dividend and voting rights) with respect to any such shares of Common Stock, unless and until and after such shares of Common Stock have been settled and delivered to the Grantee pursuant to Section 3 hereof.
(b)Notwithstanding the foregoing, if, after the Grant Date and prior to the distribution or payment in settlement of the RSUs, dividends with respect to the shares of Common Stock underlying the RSUs are declared or paid by the Company, Grantee shall be entitled to receive the equivalent value (in cash or shares of Common Stock) of any such dividends paid on such shares of Common Stock (“Dividend Equivalents”) in an amount, without interest, equal to the cumulative dividends declared or paid on a share of Common Stock, if any, during such period multiplied by the number of RSUs that vest. Dividend Equivalents will be subject to the same terms and conditions of this Agreement applicable the RSUs. The Dividend Equivalents will be paid on the applicable date of distribution or payment in settlement of the underlying RSUs in cash or shares of Common Stock, as determined by the Committee in its discretion. If the underlying RSUs are forfeited or cancelled prior to the applicable date of distribution or payment in settlement of the underlying RSUs for any reason, any accrued and unpaid Dividend Equivalents related to forfeited or cancelled RSUs shall be forfeited and cancelled.

6.Mandatory Withholding of Taxes. The Grantee acknowledges and agrees that the Company shall deduct from the shares of Common Stock or cash otherwise payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value) on the applicable date that is equal to the amount of all federal, state and local taxes required to be withheld by the Company, as determined by the Committee. With the consent of the Committee, the Grantee may elect to have the Company withhold or purchase, as applicable, from shares of Common Stock or cash that would otherwise payable or deliverable an amount of cash and/or number of shares of Common Stock (valued at their Fair Market Value) equal to the product of the maximum federal rate that could be applicable to the Grantee and the Fair Market Value of the shares of Common Stock or cash otherwise payable or deliverable, as applicable.
7.Restrictions Imposed by Law. The Grantee agrees that the Company will not be obligated to deliver any shares of Common Stock to Grantee if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance or delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
8.Assignability. Except as expressly provided herein, the RSUs are not transferable (voluntarily or involuntarily) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”), and may not otherwise be assigned, pledged, hypothecated or otherwise disposed of and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the award provided for herein shall immediately become null and void, and the RSUs shall be immediately forfeited and canceled therefor for no consideration.
9.Notice. Any notice required under this Agreement to be given or delivered to the Company must be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to the Grantee must be in writing and addressed to the Grantee at the address indicated on the Certificate or to such other address as the Grantee designates in writing to the Company.
10.Grantee Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or any of Related Companies or interfere in any way with the right of the Company or applicable Related Company to terminate the Grantee’s employment or service at any time, with or without Cause.
11.Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions of the Agreement will remain fully effective and enforceable.
12.Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all exhibits and schedules appended hereto, including the Plan. This Agreement is entered into, and the award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the Sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
13.Duplicate Originals. The Company and the Grantee may execute any number of copies of this Agreement. Each executed copy shall be an original, but all of them together represent the same agreement.
14.Rules by Committee. The rights of the Grantee and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
15.Entire Agreement. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the RSUs and replaces and makes null and void any prior agreements, oral or written, between the Grantee and the Company with respect to the RSUs.
16.Code Section 409A. Payments under this Agreement are designed to be made in a manner that is exempt from Code Section 409A as a “short-term deferral,” and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
17.Forfeiture and Claw-Back Provisions. Notwithstanding any other provision in this Agreement, all RSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any claw-back policy implemented by the Company or otherwise required by applicable law, whether or not such claw-back policy was in place at the Grant Date and whether or not the RSUs are vested.
18.Restrictive Covenants. The RSUs shall be automatically forfeited to the extent Grantee violates any noncompetition, nonsolicitation, or any other restrictive covenants that may be contained in any employment agreement, restrictive covenant agreement, or any other agreement between the Company or any of its Related Companies and Grantee, whether entered into prior to, on, or following the Grant Date, and Grantee hereby reaffirms all such obligations.

19.Grantee Acceptance. The Grantee shall signify acceptance of the terms and conditions of this Agreement by executing this Agreement and returning an executed copy to the Company.

GULFPORT ENERGY CORPORATION, a Delaware corporation

By:_________________________________ Name: Patrick Craine
Title: Chief Legal and Administrative Officer

ACCEPTED:

____________________________________ Grantee